UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant    ☑                   Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☑         Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☐            Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule 14a-12

HEARTLAND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Heartland, Inc.
1005 N. 19thStreet
Middlesboro, KY  40965
606-248-7323

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD *, 2011

A Special Meeting of Stockholders of Heartland, Inc. (the "Company") will be held at the Company’s Middlesboro offices located at 1005 N. 19thStreet, Middlesboro, KY  40965 on *, 2011, at 10:00 a.m. local time for the following purposes:

1.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock of 1-for-2,000; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on *, 2011 will be entitled to vote at the meeting. Each of these stockholders is cordially invited to be present and vote at the meeting in person. For ten days prior to the meeting, a complete list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company’s office.

By Order of the Board of Directors

HEARTLAND, INC.

/s/ Thomas Miller
Middlesboro, Kentucky	THOMAS MILLER
*, 2011	Secretary

You are cordially invited to attend the meeting. However, whether or not you plan to attend the meeting in person, please complete, date and sign the accompanying proxy and mail it promptly in the return envelope to assure that your shares are represented at the meeting. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

HEARTLAND, INC.
PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

*, 2011

INTRODUCTION

General

Heartland, Inc. is soliciting the enclosed proxy for use at a Special Meeting of Stockholders to be held at 10:00 a.m. local time on *, *, 2011, and at any adjournments or postponements of the Special Meeting.  We will hold the meeting at our offices at 1005 N. 19thStreet, Middlesboro, KY  40965.  We are soliciting proxies for the purposes of: (1) approving an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-2,000; and (2) transacting such other business as may properly come before the Special Meeting and any adjournments or postponements of the Special Meeting. The approximate date when this proxy statement and accompanying form of proxy are first being sent to stockholders is *, 2011.

Solicitation

This solicitation is made on behalf of our Board of Directors. Costs of the solicitation will be borne by us. Our directors, officers and employees and our subsidiaries may also solicit proxies by telephone, fax or personal interview. No additional compensation will be paid to such directors, officers or employees or subsidiaries for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders. We have not retained a third party to perform any service normally associated with securing votes from stockholders in connection with a Special Meeting.  As we intend to solicit all votes internally, the costs of printing, mailing, contacting banks, brokers and proxy intermediaries, soliciting votes and other activities related to the solicitation are estimated to be minimal.

Voting

Holders of record of our common stock as of the close of business on *, 2011 are entitled to receive notice of, and to vote at, the Special Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Special Meeting, and each share of common stock entitles the holder to one vote. At the close of business on *, 2011, there were * shares of common stock issued and outstanding. Two or more stockholders representing a majority of the outstanding shares must be present in person or by proxy to constitute a quorum for the Reverse Stock Split of business at the Special Meeting.

Our transfer agent, Securities Transfer Corp., will determine whether or not a quorum is present, and tabulate votes cast by proxy or in person at the Special Meeting.

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR:

•	the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-2,000;

•
With respect to any other business that may properly come before the Special Meeting and be submitted to a vote of stockholders, proxies received by the Board will be voted in accordance with the best judgment of the designated proxy holders. Any proxy may be revoked at any time before it is exercised by filing with the Secretary an instrument revoking it or by submitting prior to the time of the Special Meeting a duly executed proxy bearing a later date. Stockholders who have executed and returned a proxy and who then attend the Special Meeting and desire to vote in person are requested to so notify the Secretary prior to the time of the Special Meeting.

Shares represented by proxies that reflect abstentions or “broker non-votes” ( i.e., shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a “non-routine” proposal or proposals) will be counted as shares that are present for purposes of determining the presence of a quorum.

Proposal No. 1 requires the approval of two-thirds of the shares of common stock entitled to vote on the proposal.  Abstentions and broker non-votes have the same effect as negative votes on Proposal No. 1.  Proposal No. 1 to approve an amendment to our Certificate of Incorporation to effect a reverse split is considered a routine matter and, as such, your broker may vote your shares without receiving your voting instructions.

Voting Electronically

Stockholders whose shares are registered in their own names may vote by mail or electronically over the Internet or by facsimile.  Instructions for voting over the Internet or by facsimile are set forth in the enclosed proxy card. The Internet and telephone voting facilities will close at * on *, 2011, on the Special Meeting day.  If your shares are held in street name, the voting instruction form should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided. Shareholders who vote over the Internet or by facsimile need not return a proxy card by mail.

GENERAL INFORMATION

The Company currently manages its business as three operational segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision makers. The three operational segments we currently report are:

•
Mound – Steel Fabrication – Primarily focused on the fabrication of metal products including structural steel, steel stairs and railings, bar joists, metal decks, and other miscellaneous steel products.

•	Lee Oil – Oil Distribution – Primarily focused on the wholesale and retail distribution of petroleum products including those sold to the motoring public through our retail locations.

•	Heartland Steel – Wholesale Steel – This is a startup segment of the business that we are working to develop into full fledged service center for the distribution of steel products.

Our principal executive offices are located at 1005 N. 19th Street, Middlesboro, KY  40965. Our telephone number is 606-248-7323.

SUMMARY TERM SHEET

The following summary highlights the most material terms of the transaction described in this proxy statement. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information”.

Overview

The Reverse Stock Split will take effect on the date (the “Effective Date”) that the Maryland Secretary of State accepts for filing certificates of amendment to our Certificate of Incorporation.  Each holder holding a fractional share after effecting the Reverse Stock Split will receive cash instead of a fractional share. The Company will pay each of these holders an amount in cash equal to the fair value at the time of the Reverse Stock Split (the “Cash-Out Price”).

The Board retains the discretion to abandon the Reverse Stock Split even if the stockholders approve them. The Board currently expects that the costs will remain within the acceptable range and plans to complete the Reverse Stock Split, if it is approved by the stockholders, which is expected given that three shareholders hold in excess of 70% of the issued and outstanding shares of common stock. However, after the Special Meeting, the Board will meet and consider whether or not the Reverse Stock Split remains in the best interest of the Company and its stockholders. The Board desires to complete the Reverse Stock Split for the lowest cost possible, consistent with reducing the number of holders, both of record and beneficial holders, to less than 300. The Company is dependent on maintaining a stable financial condition to continue its operations as currently conducted, and the Board does not want to significantly lower the Company’s liquidity or incur debt on terms unsatisfactory to the Company in order to complete the Reverse Stock Split. A number of factors or situations could cause the Board to decide to abandon the Reverse Stock Split even if approved by the stockholders. These factors or situations include:

-
Both control of the total costs of the Reverse Stock Split and the reduced number of holders needs to be achieved. Should the Company not be able to sufficiently reduce the number of holders, within a total maximum dollar expenditure amount acceptable to the Board, to a level that reasonably assures that the Company would not revert to a public reporting entity in the foreseeable future after the Reverse Stock Split is completed, then the Board would likely abandon the Reverse Stock Split.

-	It is possible that the Board will abandon the Reverse Stock Split should the overall expenditure necessary to complete it exceed acceptable limits.

-
Even if the overall cost of the Reverse Stock Split is within the budgetary guideline set by the Board, the Board may decide to abandon the Reverse Stock Split should the then economic conditions or the financial condition of the Company, or their outlook, be such that in the judgment of the Board it is no longer advisable to use its cash resources or incur debt to effect the Reverse Stock Split.

-
In the event the Company has insufficient cash or is unable to secure debt on terms satisfactory to the Company necessary to complete the Reverse Stock Split, the Board would likely abandon or postpone the Reverse Stock Split.

Purpose of and Reasons for the Reverse Stock Split

The Reverse Stock Split is a part of a plan to make the Company a non-Securities and Exchange Commission (“SEC”) reporting company in what is commonly referred to as a “going private” transaction. In connection with the going private transaction, the shares of Common Stock will no longer be quoted on the OTCBB or the OTCQB and trades in such shares would only be possible through privately negotiated transactions or, if the Company qualifies, in the OTC Markets® (a centralized quotation service that collects and publishes market maker quotes for securities). The Board has concurred that the Reverse Stock Split is fair to, and in the best interests of, all of our unaffiliated stockholders, including those being cashed out pursuant to the terms of the Reverse Stock Split.
Effects of the Reverse Stock Split.

As a result of the Reverse Stock Split the number of record holders of our Common Stock will be reduced below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act and holders of fractional shares of our Common Stock after effecting the Reverse Stock Split will receive cash in exchange for the shares of our Common Stock held by them and will no longer be stockholders or have any ownership interest in us.

Fairness of the Reverse Stock Split

The Board has unanimously approved the Reverse Stock Split. The Board has determined that the Reverse Stock Split and the price to be paid for the fractional shares resulting from the Reverse Stock Split are substantively and procedurally fair to and in the best interest of us and our unaffiliated stockholders (including both unaffiliated stockholders who will remain stockholders and those whose entire interest will be cashed out).

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders approve the Reverse Stock Split.

Outstanding Shares of Common Stock

As of November 8, 2011, we have 55,863,422 shares of Common Stock outstanding.  Each share of common stock has one vote.

The Record Date and Date of Shareholders Meeting

The Record Date for determining the shareholders entitled to vote is *. All shareholders of record on that date will be eligible to vote at the Special Meeting of Shareholders to be held on *.

Required Vote for Approval

The required vote for approval of the Reverse Stock Split is two-thirds of all outstanding shares of Common Stock.

Probable Approval of Reverse Stock Split

A few shareholders who hold outstanding shares of Common Stock hold approximately 70% of the outstanding voting stock entitled to vote. We believe these shareholders will vote to approve the Reverse Stock Split.

Dissenters’ Rights of Appraisal

Shareholders who dissent from the Reverse Stock Split have a right to demand and receive payment of fair value for their shares determined as of close of business on *. A dissenting shareholder must file with the Company a written objection prior to the Special Shareholders meeting in order to preserve the right to receive fair value and may not vote in favor of the Reverse Stock Split.

Expenses

We will pay the expenses in connection with this solicitation and the Special Meeting of Shareholders. We do not expect our expenses to exceed $10,000.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

The Board of Directors has considered, deemed advisable, adopted a resolution approving and recommends to the stockholders for their approval of a proposed amendment to our Certificate of Incorporation to authorize the Board to effect a reverse stock split. Under this proposed amendment, 2,000 of outstanding shares of common stock would be combined into one share of common stock (the “Reverse Stock Split”).

If approved by the stockholders, the Board would have discretion to implement the Reverse Stock Split of 1-for-2,000. The actual timing for implementation of the Reverse Stock Split would be determined by the board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. However, our current intention is to effect the Reverse Split promptly after the Shareholders’ Meeting.

The text of the form of amendment to our Certificate of Incorporation that would be filed with the Secretary of State of the State of Maryland to effect the Reverse Stock Split is set forth in Appendix A to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Maryland and as the board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split is approved by the stockholders and following such approval the Board determines that a Reverse Stock Split is in the best interest of the Company and its stockholders, our Certificate of Incorporation would be amended accordingly.

The board recommends the Reverse Stock Split.

Overview

The Reverse Stock Split will consist of the following steps:

•	The Reverse Stock Split will take effect on the date (the “Effective Date”) that the Maryland Secretary of State accepts for filing certificates of amendment to our Certificate of Incorporation.

•
Each holder holding a fractional share after effecting the Reverse Stock Split will receive cash instead of a fractional share. The Company will pay each of these holders an amount in cash equal to the fair value at the time of the Reverse Stock Split (the “Cash-Out Price”).

The Board retains the discretion to abandon the Reverse Stock Split even if the stockholders approve them. The Board currently expects that the costs will remain within the acceptable range and plans to complete the Reverse Stock Split, if it is approved by the stockholders, which is expected given that three shareholders hold in excess of 70% of the issued and outstanding shares of common stock. However, after the Special Meeting, the Board will meet and consider whether or not the Reverse Stock Split remains in the best interest of the Company and its stockholders. The Board desires to complete the Reverse Stock Split for the lowest cost possible, consistent with reducing the number of holders, both of record and beneficial holders, to less than 300. The Company is dependent on maintaining a stable financial condition to continue its operations as currently conducted, and the Board does not want to significantly lower the Company’s liquidity or incur debt on terms unsatisfactory to the Company in order to complete the Reverse Stock Split. A number of factors or situations could cause the Board to decide to abandon the Reverse Stock Split even if approved by the stockholders. These factors or situations include:

•
Both control of the total costs of the Reverse Stock Split and the reduced number of holders needs to be achieved. Should the Company not be able to sufficiently reduce the number of holders, within a total maximum dollar expenditure amount acceptable to the Board, to a level that reasonably assures that the Company would not revert to a public reporting entity in the foreseeable future after the Reverse Stock Split is completed, then the Board would likely abandon the Reverse Stock Split.

•	It is possible that the Board will abandon the Reverse Stock Split should the overall expenditure necessary to complete it exceed acceptable limits.

•
Even if the overall cost of the Reverse Stock Split is within the budgetary guideline set by the Board, the Board may decide to abandon the Reverse Stock Split should the then economic conditions or the financial condition of the Company, or their outlook, be such that in the judgment of the Board it is no longer advisable to use its cash resources or incur debt to effect the Reverse Stock Split.

•
In the event the Company has insufficient cash or is unable to secure debt on terms satisfactory to the Company necessary to complete the Reverse Stock Split, the Board would likely abandon or postpone the Reverse Stock Split.

Purpose of and Reasons for the Reverse Stock Split

The Reverse Stock Split is a part of a plan to make the Company a non-Securities and Exchange Commission (“SEC”) reporting company in what is commonly referred to as a “going private” transaction. In connection with the going private transaction, the shares of Common Stock will no longer be quoted on the OTCBB or the OTCQB and trades in such shares would only be possible through privately negotiated transactions or, if the Company qualifies, in the OTC Markets® (a centralized quotation service that collects and publishes market maker quotes for securities). The Board has concurred that the Reverse Stock Split is fair to, and in the best interests of, all of our unaffiliated stockholders, including those being cashed out pursuant to the terms of the Reverse Stock Split. Our reasons for proposing the Reverse Stock Split include:

•
The current financial condition of the Company and the need for the Company to restructure and downsize its operations with the objective of significantly reducing its costs and positioning the Company to fully fund its operations through future cash flows.

•
The significant costs savings that we expect to realize as a result of the termination of the registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•
The fact that we have not realized many of the benefits associated with being a publicly-traded company, such as enhanced stockholder value, stock liquidity, business credibility and the ability to use company stock as currency for acquisitions, due to the limited liquidity and low market price of our Common Stock.

•
The additional savings in terms of our management’s and employees’ time that will no longer be spent preparing the periodic reports required of publicly traded companies under the Exchange Act, managing stockholder relations and communications and complying with OTCBB trading requirements.

•	The decrease in expenses resulting from no longer being required to service a relatively large number of stockholders holding small positions in our Common Stock.

•	The reduced premiums for our directors’ and officers’ insurance policies as a result of us no longer being a public reporting company.

•
The ability to control the dissemination of certain business information, which is currently disclosed in our periodic reports and, accordingly, made available to our competitors, vendors, customers and other interested parties, potentially to our detriment.

•	The ability to gain greater operational flexibility by being able to focus on long-term growth without an undue emphasis on short-term fluctuations in the market price of our Common Stock.

Effects of the Reverse Stock Split

As a result of the Reverse Stock Split:
•

The number of record holders of our Common Stock will be reduced below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act. Accordingly, upon deregistration we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to public companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. Persons that remain our stockholders after the Reverse Stock Split and subsequent deregistration are effected will, therefore, have access to much less information about us and our business, operations and financial performance. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002 and the liability provisions of the Exchange Act, including the requirement that our officers certify the accuracy of our financial statements, and our officers and directors will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against short-swing profits. In addition, our shares of Common Stock will no longer trade on the OTCBB and trades in such shares would only be possible through privately negotiated transactions or, if the Company qualifies, in the OTC Markets.

•

Holders of fractional shares of our Common Stock after effecting the Reverse Stock Split will receive cash in exchange for the shares of our Common Stock held by them and will no longer be stockholders or have any ownership interest in us and shall cease to participate in any of our future earnings and growth. The cash payment will be fair value as determined by the Board of Directors as of the date of the Reverse Stock Split.

Fairness of the Reverse Stock Split

The Board has unanimously approved the Reverse Stock Split. The Board has determined that the Reverse Stock Split and the price to be paid for the fractional shares resulting from the Reverse Stock Split are substantively and procedurally fair to and in the best interest of us and our unaffiliated stockholders (including both unaffiliated stockholders who will remain stockholders and those whose entire interest will be cashed out).

The Board considered various factors regarding the substantive fairness of the Reverse Stock Split including the following:

•
The direct and indirect cost savings to be realized from the elimination of expenses related to our disclosure and reporting requirements under the Exchange Act and the need for the Company to continue to reduce its expenses given its current financial condition.

•	The fact that the Reverse Stock Split will apply to all stockholders.

•	There are no unusual conditions to the consummation of the Reverse Stock Split.

•
The likely reduction in the liquidity for our Common Stock following our termination of our Exchange Act registration and periodic reporting and the possible significant decrease in the value of the shares of Common Stock.

•	The reduction in publicly available information about us that will result from the Reverse Stock Split.

•	The inability of stockholders whose interests are cashed out in the Reverse Stock Split to participate in any future increases in the value of our Common Stock.

Effect on Options, Warrants and Other Securities

All outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities.  In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the reverse stock split ratio.  Also, the number of shares reserved for issuance under the Company's existing stock option plans will be reduced proportionally based on such ratio.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares remaining available for issuance of the Company's Common Stock will increase.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

As of the effective date of the reverse stock split, each certificate representing shares of the Company's Common Stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split.  All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities convertible into the Company's Common Stock will be notified of the effectiveness of the reverse split.  Stockholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates.  Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share.  Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any reverse stock split. Instead, any fractional share resulting from the reverse stock split will receive a fair value cash payment in lieu of a whole share.

Accounting Consequences

The par value of the Company's Common Stock will remain unchanged after the reverse stock split.  Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively.  This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split.  The aggregate tax basis of the shares received in the reverse stock split would be the same as the stockholder's aggregate tax basis in the shares exchanged.  The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

The Company's beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Vote Required; Manner of Approval

Approval to effect a reverse stock split requires, under the Corporation Law of the State of Maryland, unless the articles of incorporation of the Company provide otherwise, the affirmative vote of the holders of two thirds of the outstanding shares of voting stock of the Company.

 THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AUTHORIZATION FOR THE REVERSE STOCK SPLIT AT A RATIO OF 2,000 TO 1.

DISSENTERS’ RIGHTS OF APPRAISAL

Rights of Objecting Shareholders

An objecting Shareholder under the law of the State of Maryland has the right to demand and receive payment of the fair value of the Shareholder’s stock from the Company. The fair value is determined as of the close of business on *, the day the Shareholders will vote on the Reverse Stock Split. Fair value may not include any appreciation or depreciation which directly or indirectly results from the Reverse Stock Split or from the proposal of the Reverse Stock Split.

A Shareholder who desires to receive payment of the fair value of the Shareholder's stock shall file with the Company a written objection to the proposed transaction at or before the Special Shareholders Meeting at which the Reverse Stock Split will be considered, or *. Such Shareholder may not vote in favor of the transaction; and within 20 days after the State of Maryland accepts the Articles of Amendment of the Articles of Incorporation for record, shall make a written demand on the Company for payment for the Shareholder's shares of Common Stock, stating the number and class of shares for which the Shareholder demands payment. A Shareholder who fails to comply with these procedures is bound by the terms of the Reverse Stock Split.

We will notify each objecting Shareholder in writing of the date the Articles of Amendment of Articles of Incorporation are accepted for record by the State of Maryland. We will deliver the notice and offer to each objecting Shareholder personally or mail them to the objecting Shareholder by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address the objecting Shareholder gives us in writing, or, if none, at his address as it appears on our records.

Within 50 days after the State of Maryland accepts the Articles of Amendment of Articles of Incorporation for record, we or an objecting Shareholder who has not received payment for his stock may petition a court of equity in the county where our resident agent is located, for an appraisal to determine the fair value of the shares of Common Stock. If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper. Two or more objecting Shareholders may join or be joined in an appraisal proceeding.

In an appraisal proceeding, if the court finds that the objecting Shareholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully. Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock. The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

We are attaching as Appendix B Sections 3-201 through 3-213 of the Maryland General Corporation Law that sets forth the rights of Objecting Shareholders.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth as of November 25, 2011, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to own beneficially 5% or more of such stock, (ii) each Director of the Company who owns any Common Stock, and (iii) all Directors and Officers as a group, together with their percentage of beneficial holdings of the outstanding shares.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

SECURITY OWNERSHIP OF MANAGEMENT:

Title of Class	Name	Shares	Percent
Common Stock	Terry Lee **	19,263,362	34.5%
Common Stock	Thomas Miller **	-0-	--
Common Stock	Mitchell L. Cox **	-0-	--
Common Stock	Diversified Companies Inc.	19,263,362	34.5%
Common Stock	Lee Holding Company LP	10,082,387	18.0%
Common Stock	Gary Lee	10,082,387	18.0%

All officers and directors as a group (3 people)		19,263,362	34.5%

* Less than 1% ** Executive Officer and/or director
(1)
These tables are based upon 55,836,422 shares outstanding as of November 25, 2011 and information derived from our stock records. Unless otherwise indicated in the footnotes to these tables and subject to community property laws where applicable, we believe unless otherwise noted that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days as of November 25, 2011. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on November 25, 2011 any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Mr. Lee serves as the Chairman and CEO of Diversified Companies Inc. (“DCI”) and, as a result the ownership of DCI in the Company is attributed to Mr. Lee.

(3)	Mr. James R. Lee and Wesley L. Lee, sons of Terry Lee, the CEO and Chairman of the Company, serve as the General Partner for Lee Holding Company LP.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

During the past several years, Commercial Bank provided various loans to the Company in the approximate amount of $5.1 million.  Mr. Lee, our CEO and Chairman, serves as the CEO of Commercial Bank.  Further, Lee Holding Company LP also provided loans to the Company in the approximate amount of $900,000.  Mr. Lee’s son serves as the general partner for Lee Holding Company LP.

During the year ended December 31, 2010, Lee Oil sold 490,000 gallons of diesel fuel to a mining company of which Terry Lee, the Company CEO, is a 33% owner. The total amount invoiced for these gallons sold was approximately $1.1 million.

During the year ended December 31, 2010, Lee Oil leased a piece of property from L&M Ventures of which Terry Lee, the Company CEO, is a 50% owner. The lease payments totaled $64,800 for the year.

Lee Holding Company of which Terry Lee, the Company CEO, is the managing partner, purchased a piece of property in June from D&B Properties, Inc. Lee Oil had been leasing the property from D&B Properties and continues to lease the property. The lease payments for 2010 totaled $64,800.

During the year ended December 31, 2009, Heartland Steel completed construction of the warehouse and office facility located in Washington Court House, OH. The construction loan in the amount of $2,400,000 was converted into a regular installment note through Commercial Bank of Harrogate, TN. Terry Lee, the Company’s CEO, is also the CEO of Commercial Bank.

On June 3, 2009, the Lee Oil purchased a piece of property located at 3259 Highway 25E in Tazewell, TN for the gross selling price of $888,856. The purchase was funded primarily by a loan in the amount of $626,384 through Commercial Bank of Harrogate, TN. Terry Lee, the Company’s CEO, is also the CEO of Commercial Bank.

The Company issued 5,555,556 common shares to Lee Holding Company for debt reduction valued at $1,000,000. Terry Lee is a limited partner of Lee Holding Company and CEO of the Company.

The Company issued 5,555,556 common shares to Gary Lee for debt reduction valued at $1,000,000. Gary Lee is the vice-president of Lee Oil and relative of Terry Lee.

The Company issued 325,000 common shares to Lee Holding Company for Premium Homes acquisition valued at $5,011. Terry Lee is a limited partner of Lee Holding Company and CEO of the Company.

The Company issued 325,000 common shares to Terry Lee for Premium Homes acquisition valued at $5,011. Terry Lee is the CEO of the Company.

FINANCIAL AND OTHER INFORMATION

Financial Information.

We incorporate by reference our financial statements for the year ended December 31, 2010, from Form 10-K/A filed on November 4, 2011. We incorporate by reference our quarterly financial statements for the quarter ended September 30, 2011, from Form 10-Q filed on November 14, 2011.

We incorporate by reference our Management’s Discussion and Analysis or Plan of Operation from Form 10-K/A filed on November 4, 2011.  We incorporate by reference our Management’s Discussion and Analysis or Plan of Operation from Form 10-Q filed on November 14, 2011.

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Please direct your request to Mr. Mitchell Cox, HEARTLAND, INC., 1005 N. 19th Street, Middlesboro, KY 40965.

Presence of Principal Accountants.

We do not expect a representative of our independent registered public accounting firm, Coulter & Justus PC, to be present at the meeting.

Source, Amount and Use of Funds in connection with the Reverse Stock Split.

We believe that the total consideration to be paid to holders of shares of Common Stock in lieu of fractional shares resulting from the Reverse Stock Split will not exceed $10,000. We intend to fund this amount from our working capital.

We believe we will incur the expenses with respect to printing and mailing costs in the approximate amount of $2,500 in connection with the Reverse Stock Split.   We will be responsible for paying these costs.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding our executive officers and directors as of November 25, 2011.

Name	Age	With Company Since	Director/Position
Terry L. Lee	53	06/2007	CEO, Chairman of the Board

Thomas C. Miller	55	12/2003	Secretary and Director

Mitchell L. Cox, CPA	49	09/2007	Chief Financial Officer

MR. TERRY L. LEE - CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

Prior to joining the Company, from 1995 to the present, Mr. Lee has served as the President and Chief Executive Officer of Commercial Bank where he is responsible for the management of $426 million in assets, 14 locations and 151 employees.  In 1989, prior to his appointment as Chief Executive Officer in 1994, Mr. Lee began his career with Commercial Bank as a bookkeeper where he eventually moved to Vice President - Marketing in 1991, Vice president – Loan Officer in 1991 and Senior Vice President – Senior Lending Officer in 1992.  In addition to serving as the Chief Executive Officer and President of Commercial Bank, Mr. Lee serves as the Chief Executive Officer and President of Lee Oil Company, Inc., Lee Enterprises, Inc., Lee’s Food Mart, LLC, Cumberland Ford Motors, Inc., L & M Ventures, Inc., Green Hill Properties, Inc. and Berea Ford Motors, Inc.  Mr. Lee graduated from Lincoln Memorial University with a Bachelor of Arts in Business Administration and Management in 1979.

MR. MITCHELL L. COX, CPA – CHIEF FINANCIAL OFFICER

Mr. Cox is a certified public accountant and has served as the President and owner of Accounting & Tax Solutions, Inc. advising clients on all aspects of the accounting business since 2003.  Further, Mr. Cox has also served as the Controller and Secretary for Lee Oil Company where he has managed all financial transactions and record keeping since 1998.  Mr. Cox received his BS in Business from Carson Newman College in Jefferson City, TN in 1984

MR. THOMAS C. MILLER – SECRETARY AND DIRECTOR

Mr. Miller has been with the Registrant since 2003 when it acquired Mound Technologies, Inc.  Mr. Miller was elected to the Board of Directors on May 23, 2006, and as its Chief Operating Officer on September 27, 2006.  From May 23, 2006 to September 27, 2006, Mr. Miller acted as the Registrant’s Chief Executive Officer.  Mr. Miller graduated from Ohio State University with a Bachelor of Science degree in Civil Engineering in 1978 and continued his education at the University of Dayton where he received a Master of Business Administration degree in 1983.  He is a registered engineer in the state of Ohio.  Mr. Miller started on the shop floor at Mound Steel Corporation as a welder.  He spent time working in the engineering and sales department before becoming Vice President of Sales and Quality in 1986.  He became President of Mound Steel Corporation in 1990.  The additional title of Chief Executive was added to his responsibilities in 2001.  In November of 2002, Mr. Miller became Chief Executive officer of Mound Technologies, Inc.  In 1988 he was elected to the Lebanon City Council.  He was re-elected in 1992 and served as Vice Mayor during that time period.  Mr. Miller has served on various local boards including the Middletown Regional Hospital Foundation, Dan Beard Council of Boy Scouts of America, and the Warren County Business Advisory Council.  In addition to his new position as President and Chief Operating Officer of the Registrant, Mr. Miller will continue as President of the Registrant’s subsidiary Mound Technologies, Inc.

OTHER IMPORTANT INFORMATION REGARDING HEARTLAND

Market for Common Stock and Dividends

Our common stock has been quoted on the OTC Markets since August 2002. Our symbol is "HTLJ". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	HIGH	LOW
FISCAL YEAR ENED DECEMBER 31, 2011

First Quarter	0.17	0.10
Second Quarter	0.12	0.07
Third Quarter	0.10	0.04

FISCAL YEAR ENDED DECEMBER 31, 2010

First Quarter	0.60	0.20
Second Quarter	0.38	0.24
Third Quarter	0.27	0.15
Fourth Quarter	0.25	0.11

FISCAL YEAR ENDED DECEMBER 31, 2009

First Quarter	0.50	0.20
Second Quarter	0.56	0.28
Third Quarter	1.16	0.30
Fourth Quarter	1.02	0.30

Holders of Shares of Common Stock

The Company has authorized 100,000,000 shares of common stock with a par value of $.001 per share.  As of November 25, 2011, the Company had 55,863,422 shares of common stock outstanding.  As of November 25, 2011, there were approximately 678 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in "street" name.

We did not pay cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

As described in the Form 8-K filed with the SEC on December 23, 2009, the common shares were split 1:2 in a reverse stock split that became effective on January 19, 2010. This reverse stock split reduced the number of shares issued and outstanding by approximately 22 million shares. This reverse stock split had no effect on the shares authorized.

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized with a par value of $.001. The preferred stock has a face value of $0.25 per share and the basis of conversion is two shares of the Company’s common stock for each share of preferred stock.  The preferred stock has liquidation priority rights over all other stockholders.  The preferred shares can be converted at any time at the option of the stockholder, but will convert automatically at the end of three years into the Company’s common stock.

Beginning in the first quarter of 2010 and continuing through the second quarter of 2010, all the preferred shares outstanding at December 31, 2009 were converted into common shares either at the shareholders request or through the automatic conversion feature as stated above. The actual conversion was 610,000 shares of preferred shares being converted in the first quarter and 1,760,000 being converted in the second quarter. As of December 31, 2010 there was no preferred stock outstanding.

Warrants

The preferred shares include a Series A and Series B common stock purchase warrant.  The Series A warrant allows the holder to purchase 20% of the number of preferred shares purchased at $0.75 per share; the Series B warrant allows the holder to purchase 20% of the number of preferred shares purchased at $1.00 per share. Both series of warrants are exercisable over a three-year period.  The Company can call in the warrants after 12 months if the price of the common stock in the market is 150% of the warrant price for 10 consecutive days. The company had 2,370,000 shares of Series A Convertible Preferred Stock issued and outstanding as of December 31, 2009. All the preferred shares outstanding at December 31, 2009 were converted into common shares in 2010.

All Series A and Series B unexercised warrants associated with the preferred shares were eliminated with the conversion of the preferred shares into common shares as described above. No warrants associated with the preferred shares were exercised.

Transfer Agent

The Company’s transfer agent and registrar of the common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

Options

The Company has two employee non-statutory stock option agreements. As detailed in Form 8-K filed on June 28, 2007, option one was granted with Board approval to Terry L. Lee and contains the option to purchase 911,252 shares of common stock at an exercise price of $0.66 over a pro-rata four year basis. All shares issued under this option would be restricted and any portion of the option not exercised by June 26, 2024 will expire.

The second employee non-statutory stock option agreement was granted with Board approval to Randy Frevert and contains the option to purchase 250,000 shares of common stock at an exercise price of $1.00 over a pro-rata five-year basis. All shares issued under this option would be restricted and any portion of the option not exercised by December 31, 2013 will expire.

As of January 19, 2010, these two options have been adjusted to reflect the one for two reverse stock split that went into effect on that date.  Both the number of shares made available under the option and exercise price have been adjusted to reflect the reverse split with both options having the number of shares available cut in half and option price doubled.

Penny Stock Considerations

Because our shares trade at less than $5.00 per share, they are “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Dividends

We do not anticipate paying dividends on any common shares of stock in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the Board of Directors deems relevant. The outstanding preferred shares of stock do carry an annual 10% stock dividend until converted at the option of the stockholder or automatically after three years from the date of purchase. All stock dividends relating to the preferred shares have been paid and no further dividends are expected.

Recent Sales of Unregistered Securities

During the year ended December 31, 2010, the Company authorized total issuances of 14,400,342 shares of common stock. The issuances related to the following:

Description	Quantity
Stock Dividends	61,791
Preferred Share Conversions	1,185,000
Board Compensation	142,439
Conversion of Debt	11,111,112
Employment Incentives	1,250,000
Premium Home Purchase	650,000
14,400,342

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;
•	Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

Issuer Purchases of Equity Securities

The Company did not repurchase any of its securities during the year ended December 31, 2010.

SHAREHOLDER PROPOSALS

Deadline for Submission of Proxy Materials

Due to the contemplated Reverse Stock Split, we do not currently expect to hold a 2012 annual meeting of shareholders because, following completion of the Reverse Stock Split, we will not be a publicly held company. If the Reverse Stock Split is not completed, Shareholder proposals that are intended to be presented at our 2012 Annual Meeting and included in our proxy materials relating to the 2012 Annual Meeting must be received by . Mitchell Cox, HEARTLAND, INC., 1005 N. 19th Street, Middlesboro, KY 40965, no later than March 31, 2012. All shareholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2012 Annual Meeting.

Deadline for Other Proposals

If you wish to present a proposal at our 2012 Annual Meeting and the proposal is not intended to be included in our proxy statement relating to the 2012 Annual Meeting, you must give advance notice to us prior to the deadline for the 2012 Annual Meeting. In order to be deemed properly presented, you must deliver notice of a proposal to our Secretary no later than April 30, 2012..

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the Exchange Act. We file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

In addition, because the Reverse Stock Split may be considered to be a “going private” transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Reverse Stock Split. You may read and copy the Schedule 13E-3 and any reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE, Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov.

Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later filed documents incorporated by reference in this document. We incorporate by reference the documents filed by us with the SEC listed below and each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting and will amend the Schedule 13E-3 filed with the SEC in connection with the Reverse Stock Split to specifically incorporate such future filings to the extent necessary to comply with our disclosure obligations under applicable law.

  You may request a copy of documents incorporated by reference in this proxy statement but not otherwise accompanying this document, at no cost, by writing or telephoning us at the following address:

HEARTLAND, INC.
1005 N. 19th Street
Middlesboro, KY 40965
Attention: Mitchell Cox

Call (606) 248-7323

To obtain timely delivery, you should request desired information no later than five business days prior to the date of the special meeting, or by *.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated *. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented at the  Special Meeting. If any other business is properly brought before the Special Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of our Board of Directors. If no recommendation is made by our Board of Directors the proxy holders will vote your shares in their own discretion. You grant discretionary authority with respect to such other matters by executing the enclosed proxy or voting by telephone.

We urge you to sign, date and promptly return the enclosed proxy card in the enclosed envelope or vote by telephone in accordance with the instructions accompanying the proxy card.

By Order of the Board of Directors

HEARTLAND, INC.

/s/ Thomas Miller
Middlesboro, KY	THOMAS MILLER
*, 2011	Secretary

STOCKHOLDERS OF RECORD ON NOVEMBER 10, 2011 MAY OBTAIN COPIES OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) AND ALL AMENDMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO INVESTOR RELATIONS, HEARTLAND, INC. AT OUR CORPORATE OFFICES.

APPENDIX A
ARTICLES OF AMENDMENT

Heartland, Inc.

a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

The charter of the corporation is hereby amended as follows:

The charter of the corporation is hereby amended by inserting new paragraph L of Article Sixth to read as follows:

(M) The issued and outstanding shares of the Corporation’s common stock shall be reverse split, on two thousand (2,000) to one (1) share ratio, with each two thousand (2,000) currently issued and outstanding shares of the Corporation’s common stock being replaced by one (1) share of post-split common stock.  Par value shall remain unchanged.  All other rights and privileges of the common stock shall remain unchanged.  Preferred stock shall not be affected by this Amendment.   Any holders of fractional shares resulting from the reverse stock split will receive cash for the fair value of the fractional share as of the date of payment.  The effective date of the reverse split is December 14, 2011 or such other date determined by the Board of Directors.

This amendment of the charter of the corporation has been approved by

The directors and the shareholders holding in excess of two thirds of the outstanding shares of common stock approved the amendment.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

Secretary                                                                President

Return address of filing party:

1005 N. 19th Street,

Middlesboro, Kentucky 40965

APPENDIX B

Objecting Stockholder Rights under Maryland General Corporation Law

§ 3-201. "Successor" defined.
(a) Corporation amending charter.- In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.
(b) Corporation whose stock is acquired.- When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

§ 3-202. Right to fair value of stock.
(a)  General rule.- Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:
(1) The corporation consolidates or merges with another corporation;
(2) The stockholder's stock is to be acquired in a share exchange;
(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;
(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or
(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title.
(b)  Basis of fair value.-
(1) Fair value is determined as of the close of business:
(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or
(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.
(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.
(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.
(c)  When right to fair value does not apply.- Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:
(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:
(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or
(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;
(2) The stock is that of the successor in a merger, unless:
(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or
(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;
(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;
(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or
(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Procedure by stockholder.
(a)  Specific duties.- A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:
(1) Shall file with the corporation a written objection to the proposed transaction:
(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or
(ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;
(2) May not vote in favor of the transaction; and
(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.
(b)  Failure to comply with section.- A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of demand on dividend and other rights.
A stockholder who demands payment for his stock under this subtitle:
(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and
(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Withdrawal of demand.
A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of dividend and other rights.
(a)  When rights restored.- The rights of a stockholder who demands payment are restored in full, if:
(1) The demand for payment is withdrawn;
(2) A petition for an appraisal is not filed within the time required by this subtitle;
(3) A court determines that the stockholder is not entitled to relief; or
(4) The transaction objected to is abandoned or rescinded.
(b)  Effect of restoration.- The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Notice and offer to stockholders.
(a) Duty of successor.-
(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.
(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:
(i) A balance sheet as of a date not more than six months before the date of the offer;
(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and
(iii) Any other information the successor considers pertinent.
(b)  Manner of sending notice.- The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal; consolidation of proceedings; joinder of objectors.
(a)  Petition for appraisal.- Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.
(b)  Consolidation of suits; joinder of objectors.-
(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.
(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Notation on stock certificate.
(a)  Submission of certificate.- At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.
(b)  Transfer of stock bearing notation.- If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Appraisal of fair value.
(a)  Court to appoint appraisers.- If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.
(b)  Report of appraisers - Filing.- Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.
(c)  Same - Contents.- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.
(d)  Same - Service; objection.-
(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.
(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Action by court on appraisers' report.

(a)  Order of court.- The court shall consider the report and, on motion of any party to the proceeding, enter an order which:
(1) Confirms, modifies, or rejects it; and
(2) If appropriate, sets the time for payment to the stockholder.
(b) Procedure after order.-
(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.
(2) If the appraisers' report is rejected, the court may:
(i) Determine the fair value of the stock and enter judgment for the stockholder; or
(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.
(c) Judgment includes interest.-
(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.
(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:
(i) The price which the successor offered for the stock;
(ii) The financial statements and other information furnished to the stockholder; and
(iii) Any other circumstances it considers relevant.
(d) Costs of proceedings.-

(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:
(i) The price which the successor offered for the stock;
(ii) The financial statements and other information furnished to the stockholder; and
(iii) Any other circumstances it considers relevant.
(2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:
(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or
(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.
(e)  Effect of judgment.- The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of stock.
The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:
(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or
(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of successor with respect to stock.
(a)  General rule.- A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.
(b)  Successor in transfer of assets.- After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.
(c)  Successor in consolidation, merger, or share exchange.- Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock